UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2019

ABBVIE INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-35565	32-0375147
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 North Waukegan Road

North Chicago, Illinois 60064-6400

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (847) 932-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	ABBV	New York Stock Exchange Chicago Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On September 26, 2019, AbbVie Inc. (“AbbVie”) completed the previously announced sale of €1.4 billion aggregate principal amount of its senior notes, consisting of €750 million aggregate principal amount of 0.750% senior notes due 2027 and €650 million aggregate principal amount of 1.250% senior notes due 2031 (collectively, the “Notes”). The offering of the Notes was made pursuant to a Prospectus Supplement, dated September 17, 2019 and filed with the Securities and Exchange Commission (the “SEC”) on September 19, 2019 (the “Prospectus Supplement”), and the Prospectus dated September 13, 2018, filed as part of the shelf registration statement (File No. 333-227316) that became effective under the Securities Act of 1933, as amended, when filed with the SEC on September 13, 2018.

The Notes are governed by an indenture, dated November 8, 2012 (the “Base Indenture”), by and between AbbVie and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”), as supplemented by Supplemental Indenture No. 6, dated September 26, 2019 (the “Supplemental Indenture”), among AbbVie, the Trustee, Elavon Financial Services DAC, UK Branch, as paying agent (the “Paying Agent”), and U.S. Bank National Association, as transfer agent and registrar (in such capacity, the “Transfer Agent” and the “Registrar”). In connection with the issuance and sale of the Notes, AbbVie, the Trustee, the Paying Agent, the Transfer Agent and the Registrar also entered into an agency agreement, dated September 26, 2019 (the “Agency Agreement”).

The Notes will mature on November 18 of the applicable year. The Notes are unsecured, unsubordinated obligations of AbbVie and will rank equally in right of payment with all of AbbVie’s existing and future unsecured, unsubordinated indebtedness, liabilities and other obligations.

As previously disclosed, AbbVie intends to use the net proceeds from the offering of the Notes, together with cash on hand, (i) to redeem, satisfy and discharge or repay at maturity all of its 0.375% senior notes due 2019 in an aggregate outstanding principal amount of €1.4 billion, and to pay any premium and accrued interest in respect thereof, and/or (ii) for general corporate purposes.

Please refer to the Prospectus Supplement for additional information regarding the offering of the Notes and the terms and conditions of the Notes. The foregoing summary of the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of (i) the Base Indenture attached as Exhibit 4.1 hereto; (ii) the Supplemental Indenture attached as Exhibit 4.2 hereto; (iii) the Agency Agreement attached as Exhibit 4.3 hereto; and (iv) the forms of the Notes attached as Exhibits 4.4 and 4.5 hereto.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information included in Item 1.01 of this report is incorporated into this Item 2.03 by reference.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit

4.1	Indenture, dated November 8, 2012, by and between AbbVie Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 of Amendment No. 5 to AbbVie’s Registration Statement on Form 10 filed on November 16, 2012)

4.2	Supplemental Indenture No. 6, dated September 26, 2019, among AbbVie Inc., U.S. Bank National Association, as trustee, transfer agent and registrar, and Elavon Financial Services DAC, UK Branch, as paying agent

4.3	Agency Agreement, dated September 26, 2019, among AbbVie Inc., U.S. Bank National Association, as trustee, transfer agent and registrar, and Elavon Financial Services DAC, UK Branch, as paying agent

4.4	Form of 0.750% Notes due 2027 (included in Exhibit 4.2 of this Current Report on Form 8-K)

4.5	Form of 1.250% Notes due 2031 (included in Exhibit 4.2 of this Current Report on Form 8-K)

5.1	Opinion of Kirkland & Ellis LLP

23.1	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1 of this Current Report on Form 8-K)

104	The cover page from this Current Report on Form 8-K formatted in Inline XBRL (included as Exhibit 101)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABBVIE INC.

Date: September 26, 2019	By:	/s/ Robert A. Michael
Robert A. Michael
Executive Vice President, Chief Financial Officer

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